REPORT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS
ON INTERNAL CONTROL



To the Shareholders of
    RCB Small Cap Fund
The Board of Trustees of
    Professionally Managed Portfolios
Glendora, California


In planning and performing our audit of the financial statements of RCB Small Cap Fund for the period ended September 30, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of RCB Small Cap Fund is
responsible for establishing and maintaining an
internal control.   In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal
control structure, errors or fraud may occur and
not be detected.   Also, projection of any
evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would
not necessarily disclose all matters in internal
control that might be material weaknesses under
standards established by the American Institute
of Certified Public Accountants.   A material
weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving the internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses, as defined above, as of September 30, 2001.

This report is intended solely for the
information and use of management and the Board of Directors of RCB Small Cap Fund and the
Securities and Exchange Commission and is not intended to be and should not be used for any other purpose.




		TAIT,
WELLER & BAKER
Philadelphia, Pennsylvania
November 20, 2001